EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Demonstrates Versatility of SolarWindow™ Electricity-Generating Coatings

Columbia, MD –January 21, 2014– New Energy Technologies, Inc. (OTCQB: NENE) developer of the world’s first-of-its-kind, see-through technology capable of generating electricity on glass and flexible plastics, announced today that the Company has achieved compatibility of the SolarWindow™ architecture with a variety of active layer electricity-generating coatings. In organic photovoltaic (OPV) devices, the active layer plays a critical role in determining a number of the key properties of the device, including: color, amount of visible light transmission (VLT), wavelength response, and power production.

“The compatibility of SolarWindow™ with a variety of active layer materials ensures we can give building engineers, architects, and end-users alike the flexibility to choose the color and power output that meets building power offsetting requirements”, said Mr. John Conklin, President and CEO of New Energy Technologies, Inc. “These choices are critical to ensuring market adoption, as every building is unique, with different aesthetic characteristics.”

New Energy has established SolarWindow™ as a versatile platform for the eventual commercialization of a range of products. With different active layer electricity-generating coatings, SolarWindow™ products may be manufactured with a variety of colors, levels of VLT, wavelength response, and power production, adapting to different building characteristics, such as color, power production, and energy offsetting requirements.

The device architecture fabrication process for SolarWindow™ coatings remains unchanged, thus allowing a single fabrication line to produce a variety of active layers and color options for applications on window, plastic and other substrate products. Combined with the low-temperature, high-throughput, solution-based fabrication techniques used in SolarWindow™, this enables the Company to remain focused on low-cost fabrication processes for a wide range of products.

The compatibility of SolarWindow™ with a variety of active layer materials provides the Company a path for future development of additional products and discoveries. “The performance of OPV devices and materials has been rapidly increasing over the last decade. By demonstrating compatibility of SolarWindow™ with a variety of active layer materials, we have the opportunity to use the electricity-generating device architecture with the new, higher performance OPV materials and new developments in the future” said Mr. Scott Hammond, Ph.D., Principal Scientist of New Energy Technologies, Inc.

New Energy’s SolarWindow™ architecture represents a platform for the commercialization of a variety of see-through products capable of generating electricity on glass and flexible plastics. Today’s announcement of compatibility with a variety of active layer materials demonstrates the versatility, affordability, and potential of SolarWindow™ coatings for a diverse array of see-through electricity-generating products for skyscrapers, buildings, and other applications.

New Energy Technologies is preparing to unveil the Company’s next-generation, high performance SolarWindow™ prototypes with never-before-released photos and multi-media content within the first quarter, 2014. The Company is awaiting performance results for its latest high-performance prototypes from an accredited independent Photovoltaic Testing Lab. Upon receipt of the Lab’s Performance Test Report, the Company anticipates announcing unveiling dates and additional information regarding the technology in future announcements.

About New Energy Technologies, Inc.
New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

•
 MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 59 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

•
 SolarWindow™ technologies, which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of 42 patent applications. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.